UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018 (February 26, 2018)

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	000-9165	38-1239739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan	49002
(Address of principal executive offices)	(Zip Code)

(269) 385-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 26, 2018, Stryker Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (together, the “Underwriters”), in connection with the issuance and sale of debt securities in an underwritten public offering (the “Offering”). The Offering is expected to be completed on March 7, 2018, subject to customary closing conditions. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. Upon the completion of the Offering, the Company will issue $600,000,000 aggregate principal amount of 3.650% notes due 2028 (the “Notes”).

The Notes were offered by the Company pursuant to its Automatic Shelf Registration Statement on Form S-3 (File No. 333-209526) and the Prospectus included therein, filed with the Securities and Exchange Commission on February 12, 2016 and supplemented by the Prospectus Supplement dated February 26, 2018.

The Notes will be issued under an indenture, dated January 15, 2010, between the Company and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture to be entered into on March 7, 2018.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 hereto, and incorporated by reference.

The Underwriters and their affiliates have performed, from time to time, and may in the future perform, various investment banking, commercial lending, financial advisory and other services for the Company for which they received or will receive customary fees and expenses.

The Company estimates that the net proceeds from the Offering will be approximately $595 million, after deducting underwriting discounts and its expenses related to the Offering. The Company intends to use these net proceeds to repay $600 million of its outstanding 1.300% notes due April 1, 2018 at maturity.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

1.1	Underwriting Agreement, dated February 26, 2018, among Stryker Corporation and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities LLC, as representatives of the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

March 2, 2018	/s/ GLENN S. BOEHNLEIN
Date	Glenn S. Boehnlein
Vice President, Chief Financial Officer